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                                                                   EXHIBIT 4.a.v




                     RESOLUTIONS OF THE PRICING COMMITTEE OF
                             THE BOARD OF DIRECTORS
                              OF MASCO CORPORATION
                                 APRIL 26, 2001


         In lieu of a meeting, the undersigned, being all of the members of the Pricing Committee of the Board of Directors of Masco Corporation, a Delaware corporation, (the "Company") adopt the resolutions attached on Exhibit A hereto.

Dated:  April 26, 2001

                                             /s/Richard A. Manoogian
                                             -----------------------------------
                                             Richard A. Manoogian


                                             /s/Wayne B. Lyon
                                             -----------------------------------
                                             Wayne B. Lyon


                                             /s/John A. Morgan
                                             -----------------------------------
                                             John A. Morgan




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                      RESOLUTIONS OF THE PRICING COMMITTEE
                          OF THE BOARD OF DIRECTORS OF
                                MASCO CORPORATION
                                 APRIL 26, 2001


         WHEREAS, Masco Corporation, a Delaware corporation (the "Company") the Company has filed Registration Statements (Nos. 333-40122 and 333-58034) on Form S-3 with the Securities and Exchange Commission, which are in effect;

         WHEREAS, the Company desires to create a series of securities under the indenture dated as of February 12, 2001 (the "Indenture"), with Bank One Trust Company, National Association, (the "Trustee"), providing for the issuance from time to time of unsecured debentures, notes or other evidences of indebtedness of this Company ("Securities") in one or more series under such Indenture; and

         WHEREAS, capitalized terms used in these resolutions and not otherwise defined are used with the same meaning ascribed to such terms in the Indenture;

         THEREFORE, BE IT RESOLVED, that there is established a series of Securities under the Indenture, the terms of which shall be as follows:

                  1. The Securities of such series shall be designated as the "6% Notes Due 2004."

                  2. The aggregate principal amount of Securities of such series which may be authenticated and delivered under the Indenture is limited to Five Hundred Million Dollars ($500,000,000), except for Securities of such series authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Sections 3.04, 3.05, 3.06, 9.06 or 11.07 of the Indenture.

                  3. The date on which the principal of the Securities of such series shall be payable is May 3, 2004.

                  4. The Securities of such series shall bear interest from May 1, 2001 at the rate of 6% per annum, payable semi-annually on May 3 and November 3 of each year commencing on November 3, 2001 until the principal thereof is paid or made available for payment. The April 17 or October 17 (whether or not a business day), as the case may be, next preceding each such interest payment date shall be the "record date" for the determination of holders to whom interest is payable.

                  5. The Securities shall be issued initially in the form of global securities registered in the name of Cede & Co., as nominee of The Depository


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         Trust Company ("DTC"), and will be held by the Trustee as custodian for
         DTC. The Securities shall be subject to the procedures of DTC and will not be issued in definitive registered form.

                  6. The principal of and interest on the Securities of such series shall be payable at the office or agency of this Company maintained for such purpose in Chicago, Illinois or at any other office or agency designated by the Company for such purpose pursuant to the Indenture.

                  7. The Securities of such series shall not be subject to redemption prior to maturity.

                  8. The Securities of such series shall be issuable in denominations of One Thousand Dollars ($1,000) and any integral multiples thereof.

                  9. The Securities shall be issuable at a price such that this Company shall receive Four Hundred Ninety-six Million, Eight Hundred Twenty-five Thousand Dollars ($496,825,000) after an underwriting discount of Two Million, Two Hundred Fifty Thousand Dollars ($2,250,000).

                  10. The Securities shall be subject to Defeasance and discharge pursuant to Section 4.02 of the Indenture and to Covenant Defeasance pursuant to Section 10.06 of the Indenture with respect to any term, provision or condition set forth in any negative or restrictive covenant of the Company applicable to the Securities.

         FURTHER RESOLVED, that the Securities of such series are declared to be issued under the Indenture and subject to the provisions hereof;

         FURTHER RESOLVED, that the Chairman of the Board, the President or any Vice President of the Company is authorized to execute, on the Company's behalf and in its name, and the Secretary or any Assistant Secretary of the Company is authorized to attest to such execution and under the Company's seal (which may be in the form of a facsimile of the Company's seal), $500,000,000 aggregate principal amount of the Securities of such series (and in addition Securities to replace lost, stolen, mutilated or destroyed Securities and Securities required for exchange, substitution or transfer, all as provided in the Indenture) and to deliver such Securities to the Trustee for authentication, and the Trustee is authorized and directed thereupon to authenticate and deliver the same to or upon the written order of this Company as provided in the Indenture;

         FURTHER RESOLVED, that the signatures of the Company officers so authorized to execute the Securities of such series may be the manual or facsimile signatures of the present or any future authorized officers and may be imprinted or otherwise reproduced thereon, and the Company for such purpose adopts each facsimile signature as binding upon it notwithstanding the fact that at the time the respective


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Securities shall be authenticated and delivered or disposed of, the individual so signing shall have ceased to hold such office;

         FURTHER RESOLVED, that Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Smith Barney Inc., Banc One Capital Markets, Inc., Commerzbank Capital Markets Corp., BNP Paribas Securities Corp., Barclays Capital Inc., McDonald Investments, Inc. and Wachovia Securities, Inc. are appointed underwriters for the issuance and sale of the Securities of such series, and the Chairman of the Board, the President or any Vice President of the Company is authorized, in the Company's name and on its behalf, to execute and deliver an Underwriting Agreement, substantially in the form heretofore approved by the Company's Board of Directors, with such underwriters, with such changes and insertions therein as are appropriate to conform such Underwriting Agreement to the terms set forth herein or otherwise as the officer executing such Underwriting Agreement shall approve and as are not inconsistent with these resolutions, such approval to be conclusively evidenced by such officer's execution and delivery of the Underwriting Agreement;

         FURTHER RESOLVED, that Bank One Trust Company, National Association, the Trustee under the Indenture, is appointed trustee for Securities of such series, and as Agent of this Company for the purpose of effecting the registration, transfer and exchange of the Securities of such series as provided in the Indenture, and the corporate trust office of Bank One Trust Company, National Association, in Chicago, Illinois is designated pursuant to the Indenture as the office or agency of the Company where such Securities may be presented for registration, transfer and exchange and where notices and demands to or upon this Company in respect of the Securities and the Indenture may be served;

         FURTHER RESOLVED, that Bank One Trust Company, National Association, is appointed Paying Agent of this Company for the payment of interest on and principal of the Securities of such series, and the corporate trust office of Bank One Trust Company, National Association, is designated, pursuant to the Indenture, as the office or agency of the Company where Securities may be presented for payment; and

         FURTHER RESOLVED, that each of the Company's officers is authorized and directed, on behalf of the Company and in its name, to do or cause to be done everything such officer deems advisable to effect the sale and delivery of the Securities of such series pursuant to the Underwriting Agreement and otherwise to carry out the Company's obligations under the Underwriting Agreement, and to do or cause to be done everything and to execute and deliver all documents as such officer deems advisable in connection with the execution and delivery of the Underwriting Agreement and the execution, authentication and delivery of such Securities (including, without limiting the generality of the foregoing, delivery to the Trustee of the Securities for authentication and of requests or orders for the authentication and delivery of Securities).